EXHIBIT 99.1
Amendment No. 2 to
Transition Services Agreement

Reference is made to that certain Transition Services Agreement, dated as of March 22, 2012 (as amended, the “TSA”), entered into by and between WMI Liquidating Trust (the “Trust”) and WMI Holdings Corp. (“WMIHC”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the TSA.

The Trust and WMIHC hereby agree to amend and supplement the TSA as follows:

Section 1.  Office Space Arrangements.

(a)	Reference is made to that certain Office Lease dated as of December 14, 2014 (the “New Lease”) entered into by and between the Trust and 1201 TAB Owner, LLC (“Landlord”).

(b)
Anything in the TSA to the contrary notwithstanding, from and after December 14, 2014, the commencement date of the New Lease, until the earlier to occur of (x) WMIHC notifying the Trust, in accordance with the notice provisions set forth in Section 10.9 of the TSA, that WMIHC no longer requires office space from the Trust (subject to the last sentence of this paragraph set forth below) and (y) the New Lease being terminated in accordance with its terms (either event constituting a "Lease Termination”), WMIHC shall be liable for fifty percent (50%) of the Rent (as such term is defined in the New Lease) payable under the New Lease.  For the avoidance of doubt, the first year of the New Lease contemplates an aggregate annual rental rate of $38/square foot (plus building overhead expenses) totaling $377,526.00, subject to annual adjustment in accordance with the terms of the New Lease.  As a result, WMIHC’s annual share of the Rent associated with the New Lease for the first year of the New Lease is expected to total $188,763; provided, that such amount may be more if and to the extent WMIHC personnel request additional services under the New Lease.  The Trust agrees that such allocation will be reduced ratably to the extent the New Lease is terminated early.  WMIHC agrees that it shall not submit to the Trust a notice of Lease Termination prior to April 30, 2015.

Section 2.  Hourly Rates and Other Adjustments.

(a)	Section 4.1(ii) of the TSA shall be amended by deleting the words “office space” in the first sentence thereof.

(b)
The parties agree that each of Schedule D and Schedule E to the TSA shall be amended and restated in their entirety with the new forms of Schedule D and Schedule E, respectively, attached hereto.  The new rates and other charges reflected on such new Schedule D or new Schedule E, as the case may be, shall go into effect January 1, 2015; provided, that charges for office space under the New Lease shall go into effect December 14, 2014.

(c)
The parties agree that the services to be provided by WMIHC pursuant to Section 2.1(b) are no longer needed by the Trust and Schedule B is hereby deleted in its entirety and shall have no further force or effect.

Section 3.  Miscellaneous.

The parties agree that unless otherwise specified herein, this Amendment No. 2 (the “Amendment”) to the TSA is to be given effect as and from December 14, 2014.  Except as expressly amended and supplemented hereby and as amended by Amendment No. 1, the parties agree that all terms and conditions in the TSA shall remain unchanged and shall be given full force and effect.  This Amendment shall be governed by the law of the State of Washington.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective delivery of a manually executed counterpart to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by its officers thereunto duly authorized as of this 11th day of December, 2014.

WMI LIQUIDATING TRUST

By:	/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	Executive Vice President & General Counsel

WMI HOLDINGS CORP.

By:	/s/ Timothy Jaeger
Name:	Timothy Jaeger
Title:	Interim Chief Financial Officer

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